Exhibit 99.1

Investor and Media Relations:	Alexandra Lynn Selene Oh
(617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results

for the Third Quarter and Nine Months Ended September 30, 2015

Company Reports Economic EPS of $2.93; EPS of $1.98

BOSTON, November 9, 2015 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the third quarter and nine months ended September 30, 2015.

For the third quarter of 2015, Economic earnings per share (“Economic EPS”) were $2.93, compared to $2.76 for the same period of 2014, and diluted earnings per share for the third quarter of 2015 were $1.98, compared to $1.82 for the same period of 2014.  For the third quarter of 2015, Economic net income was $160.8 million, compared to $156.8 million for the same period of 2014.  For the third quarter of 2015, Net income was $109.0 million, compared to $103.2 million for the same period of 2014.  For the third quarter of 2015, EBITDA was $218.9 million, compared to $218.1 million for the same period of 2014.  (Economic EPS, Economic net income, and EBITDA are defined in the attached tables, along with reconciliations to the most directly comparable GAAP measure.)

For the nine months ended September 30, 2015, Economic net income was $494.2 million, EBITDA was $679.1 million, and Net income was $365.7 million.  For the nine months ended September 30, 2014, Economic net income was $444.4 million, EBITDA was $621.9 million, and Net income was $279.5 million.

Net client cash flows for the third quarter of 2015 were $(5.5) billion.  AMG’s aggregate assets under management were approximately $619 billion at September 30, 2015, pro forma for pending and closed investments.

“Against the backdrop of a highly volatile market environment, AMG generated solid earnings for the third quarter, reflecting the diversity of our business and the quality of our Affiliates,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG.  “Our Economic earnings per share of $2.93 increased over the year-ago period as compared to a year-over-year decline in the global indices, and our results for the quarter demonstrate the strength of our business in the face of challenging market conditions.  During the quarter, our Affiliates generated strong relative investment performance and continued to build on their exceptional long-term track records, and we made outstanding progress in our new investments strategy with the addition of three excellent new Affiliates: Systematica Investments, Abax Investments, and Ivory Investment Management.”

“Industry-wide risk aversion impacted our net client cash flows during the quarter, as inflows to our Affiliates’ global equity and alternative strategies were offset by retail outflows from U.S. equities, consistent with broader trends, as well as redemptions by several institutional clients which repositioned their portfolios during the quarter,” Mr. Healey continued.  “Looking ahead, as market conditions normalize, we see a resumption of new business momentum; with our Affiliates’ industry-leading investment performance across an array of return-oriented product areas highly attractive to sophisticated clients, we are well-positioned for strong organic growth over time.”

“We were very pleased to announce investments in Systematica, Abax, and Ivory; these new Affiliates collectively deepen our exposure to some of the most attractive areas of the asset management industry, including especially global equities and alternatives,” Mr. Healey continued.  “Systematica manages $8.8 billion through a quantitative and systematic approach to trading, and is led by Leda Braga, one of the pre-eminent hedge fund investors globally.  Ms. Braga and her partners have delivered outstanding returns to clients for over a decade through their flagship fund, BlueTrend.  Abax, a $5.4 billion South African and global equity specialist, enhances the geographic diversity of AMG’s product set and has tremendous future prospects for growth.  Ivory is a $3.6 billion long/short equity manager led by Curtis Macnguyen, with a fundamental, value-based approach, and has a consistent track record of delivering excellent risk-adjusted returns as well as preserving capital during periods of market volatility.   Our partnerships with these three firms collectively enhance the breadth of our global equity and alternative product offerings, making AMG an even more attractive counterparty to the largest and most sophisticated clients and intermediaries around the world.”

“Going forward, we continue to have an excellent pipeline of new investment opportunities, including both traditional and alternative firms globally, as we increasingly realize the benefits of the proprietary relationships we have built over the past two decades with excellent independent firms around the world,” Mr. Healey concluded.  “In addition, our long-term track record of successful partnerships, along with the demonstrated strength of our global distribution capabilities, gives AMG an unparalleled competitive advantage in partnering with the best boutique firms in the industry.  Given the ongoing successful execution of our new investments strategy, we are confident in our ability to generate substantial incremental earnings growth through accretive new investments in outstanding new Affiliates.”

About AMG

AMG is a global asset management company with equity investments in leading boutique investment management firms.  AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy.  AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.  As of September 30, 2015, AMG’s aggregate assets under management were approximately $619 billion, pro forma for pending and closed investments, in more than 500 investment products across a broad range of investment styles, asset classes and distribution channels.  For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements.  You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.  We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information.  AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.

Financial Tables Follow

A teleconference will be held with AMG’s management at 8:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) starting at 7:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call.  To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13624300.  The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via AMG’s website at http://www.amg.com/InvestorRelations/.

AMG

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/14	9/30/15

Revenue	$640.3	$613.1

Net income (controlling interest)	$103.2	$109.0

Economic net income (controlling interest) (A)	$156.8	$160.8

EBITDA (controlling interest) (B)	$218.1	$218.9

Average shares outstanding (diluted)	58.8	57.0

Earnings per share (diluted)	$1.82	$1.98

Average shares outstanding (adjusted diluted) (C)	56.7	54.8

Economic earnings per share (C)	$2.76	$2.93

	December 31, 2014	September 30, 2015

Cash and cash equivalents	$550.6	$541.7

Senior bank debt	$855.0	$410.0

Senior notes	$736.8	$1,084.5

Convertible securities	$303.1	$304.7

Stockholders’ equity	$2,627.0	$2,660.5

AMG

Financial Highlights

(in millions, except per share data)

	Nine Months	Nine Months
	Ended	Ended
	9/30/14	9/30/15

Revenue	$1,869.7	$1,894.7

Net income (controlling interest)	$279.5	$365.7

Economic net income (controlling interest) (A)	$444.4	$494.2

EBITDA (controlling interest) (B)	$621.9	$679.1

Average shares outstanding (diluted)	56.1	57.4

Earnings per share (diluted)	$4.98	$6.57

Average shares outstanding (adjusted diluted) (C)	56.3	55.4

Economic earnings per share (C)	$7.90	$8.93

AMG

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	9/30/14	9/30/15

Net income (controlling interest)	$103.2	$109.0
Convertible securities interest expense, net	3.8	3.8
Net income (controlling interest), as adjusted	$107.0	$112.8

Average shares outstanding (diluted)	58.8	57.0

Earnings per share (diluted)	$1.82	$1.98

	Nine Months	Nine Months
	Ended	Ended
	9/30/14	9/30/15

Net income (controlling interest)	$279.5	$365.7
Convertible securities interest expense, net	—	11.5
Net income (controlling interest), as adjusted	$279.5	$377.2

Average shares outstanding (diluted)	56.1	57.4

Earnings per share (diluted)	$4.98	$6.57

AMG

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	9/30/14	9/30/15

Average shares outstanding (diluted)	58.8	57.0
Assumed issuance of junior convertible securities shares	(2.1)	(2.2)
Average shares outstanding (adjusted diluted) (C)	56.7	54.8

	Nine Months	Nine Months
	Ended	Ended
	9/30/14	9/30/15

Average shares outstanding (diluted)	56.1	57.4
Assumed issuance of junior convertible securities shares	—	(2.2)
Dilutive impact of junior convertible securities shares	0.2	0.2
Average shares outstanding (adjusted diluted) (C)	56.3	55.4

AMG

Operating Results

Assets Under Management

(in millions)

Statement of Changes - Quarter to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, June 30, 2015	$366,586	$191,867	$84,285	$642,738
Client cash inflows	12,657	11,004	3,646	27,307
Client cash outflows	(15,257)	(14,298)	(3,261)	(32,816)
Net client cash flows	(2,600)	(3,294)	385	(5,509)
Market changes	(25,975)	(12,475)	(4,281)	(42,731)
Other	(641)	—	(19)	(660)
Assets under management, September 30, 2015	$337,370	$176,098	$80,370	$593,838

Statement of Changes - Year to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2014	$355,600	$188,428	$76,158	$620,186
Client cash inflows	41,866	37,169	10,325	89,360
Client cash outflows	(35,443)	(41,210)	(8,830)	(85,483)
Net client cash flows	6,423	(4,041)	1,495	3,877
New investments (D)	719	—	5,198	5,917
Market changes	(25,180)	(8,270)	(2,457)	(35,907)
Other	(192)	(19)	(24)	(235)
Assets under management, September 30, 2015	$337,370	$176,098	$80,370	$593,838

AMG

Reconciliations of Performance Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	9/30/14	9/30/15

Net income (controlling interest)	$103.2	$109.0
Intangible amortization and impairments	31.3	29.9
Intangible-related deferred taxes	19.0	21.1
Other economic items	3.3	0.8
Economic net income (controlling interest) (A)	$156.8	$160.8

Net income (controlling interest)	$103.2	$109.0
Interest expense	19.0	23.6
Imputed interest and contingent payment arrangements	2.8	0.3
Income taxes	60.0	54.2
Depreciation and other amortization	1.8	1.9
Intangible amortization and impairments	31.3	29.9
EBITDA (controlling interest) (B)	$218.1	$218.9

	Nine Months	Nine Months
	Ended	Ended
	9/30/14	9/30/15

Net income (controlling interest)	$279.5	$365.7
Intangible amortization and impairments	89.3	89.8
Intangible-related deferred taxes	54.2	62.3
Other economic items (E)	21.4	(23.6)
Economic net income (controlling interest) (A)	$444.4	$494.2

Net income (controlling interest)	$279.5	$365.7
Interest expense	56.7	68.2
Imputed interest and contingent payment arrangements (E)	27.6	(40.0)
Income taxes	163.2	189.6
Depreciation and other amortization	5.6	5.8
Intangible amortization and impairments	89.3	89.8
EBITDA (controlling interest) (B)	$621.9	$679.1

AMG

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015

Revenue	$640.3	$613.1	$1,869.7	$1,894.7
Operating expenses:
Compensation and related expenses	258.1	243.7	766.5	788.7
Selling, general and administrative	114.4	107.5	359.5	330.5
Intangible amortization and impairments	28.7	30.5	84.2	86.4
Depreciation and other amortization	4.5	4.5	12.3	13.5
Other operating expenses	10.4	11.7	30.6	33.8
	416.1	397.9	1,253.1	1,252.9
Operating income	224.2	215.2	616.6	641.8

Income from equity method investments	48.4	57.9	149.3	171.2

Other non-operating (income) and expenses:
Investment and other (income) expense	(2.6)	0.1	(19.2)	(16.6)
Interest expense	19.0	23.6	56.7	68.2
Imputed interest expense and contingent payment arrangements (E)	2.8	0.3	27.6	(40.0)
	19.2	24.0	65.1	11.6

Income before income taxes	253.4	249.1	700.8	801.4

Income taxes (F)	63.5	56.8	173.4	198.5
Net income	189.9	192.3	527.4	602.9

Net income (non-controlling interests)	(86.7)	(83.3)	(247.9)	(237.2)

Net income (controlling interest)	$103.2	$109.0	$279.5	$365.7

Average shares outstanding (basic)	55.6	54.2	54.9	54.5
Average shares outstanding (diluted)	58.8	57.0	56.1	57.4

Earnings per share (basic)	$1.86	$2.01	$5.09	$6.71
Earnings per share (diluted)	$1.82	$1.98	$4.98	$6.57

AMG

Consolidated Balance Sheets

(in millions)

	December 31,	September 30,
	2014	2015
Assets
Cash and cash equivalents	$550.6	$541.7
Receivables	425.9	466.2
Investments in marketable securities	172.6	171.8
Other investments	167.2	158.3
Fixed assets, net	95.4	106.9
Goodwill	2,652.8	2,647.3
Acquired client relationships, net	1,778.4	1,699.7
Equity investments in Affiliates	1,783.5	1,669.9
Other assets	71.7	73.4
Total assets	$7,698.1	$7,535.2

Liabilities and Equity
Payables and accrued liabilities	$808.3	$699.3
Senior bank debt	855.0	410.0
Senior notes	736.8	1,084.5
Convertible securities	303.1	304.7
Deferred income taxes	491.7	547.5
Other liabilities	214.5	188.0
Total liabilities	3,409.4	3,234.0

Redeemable non-controlling interests	645.5	695.3
Equity:
Common stock	0.6	0.6
Additional paid-in capital	672.2	540.3
Accumulated other comprehensive income (loss)	31.8	(12.5)
Retained earnings	2,163.3	2,529.0
	2,867.9	3,057.4
Less: treasury stock, at cost	(240.9)	(396.9)
Total stockholders’ equity	2,627.0	2,660.5
Non-controlling interests	1,016.2	945.4
Total equity	3,643.2	3,605.9
Total liabilities and equity	$7,698.1	$7,535.2

AMG

Notes

(in millions)

(A)                     Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of intangible amortization (including equity method intangible amortization) and impairments, deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses.  We consider Economic net income (controlling interest) an important measure of our financial performance, as we believe it best represents operating performance before our share of non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

We add back intangible amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash imputed interest and reductions or increases in contingent payment arrangements because it better reflects our contractual interest obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders.

(B)                     EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation and amortization.  We believe that many investors use this information when comparing the financial performance of companies in the investment management industry.  EBITDA (controlling interest), as calculated by us, may not be consistent with computations of EBITDA by other companies.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

(C)                     Economic earnings per share represents Economic net income (controlling interest) divided by the average shares outstanding (adjusted diluted).  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is provided in addition to, but not as a substitute for, Earnings per share (diluted) or any other GAAP measure of financial performance.

(D)                     We completed our investment in Baker Street Advisors, LLC in the second quarter of 2015.

AMG

Notes (continued)

(in millions)

(E)                      In the first and second quarters of 2015, we adjusted our estimate of our contingent payment obligations and, accordingly, reported gains attributable to the controlling interest of $29.8 ($18.5 net of tax) and $15.0 ($9.3 net of tax), respectively.

(F)                       Our consolidated income tax provision includes taxes attributable to the controlling interest, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Taxes attributable to controlling interest	$60.0	$54.2	$163.2	$189.6
Taxes attributable to non-controlling interests	3.5	2.6	10.2	8.9
Total income taxes	$63.5	$56.8	$173.4	$198.5

Income before taxes (controlling interest)	$163.2	$163.2	$442.7	$555.3

Effective tax rate (controlling interest)	36.8%	33.2%	36.9%	34.1%